EXHIBIT 10.7(a)



                         AGREEMENT TO EXTEND LEASE

This Agreement is made and entered into as of this 20th day of May, 1994, by and between Damson/Birtcher Realty Income Fund-II, Limited Partnership (hereinafter called "Landlord") and IOMEGA Corporation (hereinafter called "Tenant") with respect to the following facts:

                                WITNESSETH:

A. Landlord and Tenant entered into a certain lease dated June 21, 1991, (the "Lease") under which Landlord demised to Tenant the Property commonly known as Building 7, consisting of approximately 70,000 square feet; and

B.   Said Lease is scheduled to expire by lapse of time on May 31, 1994; and

C. Landlord and Tenant desire to amend said Lease so as to extend the Term thereof and to establish the rents payable thereunder during such period; and

D.   It is intended by this Agreement to amend said Lease;

NOW, THEREFORE, in consideration of the Property, and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

1) Section 1.05 of the Lease, entitled Lease Term, is hereby extended for a period of forty-two (42) months, commencing on the last day of the initial Term of the Lease and expiring on the 30th day of November, 1997, unless the Lease shall sooner terminate as provided therein.

2) For the period from the first day of June, 1994, through and including the 30th day of November, 1997, Tenant shall pay to Landlord as Base Rent over and above the other and additional payments to be made by Tenant for the Property, the sum of One Million Three Hundred Twenty-eight Thousand Four Hundred Twenty and 82/100 Dollars ($1,328,420.82) payable monthly in advance on the first day of each and every calendar month as follows:

          Period                             Monthly Base Rent

          June 1, 1994 through and
          including November 30, 1995             $30,828.41

          December 1, 1995 through and
          including November 30, 1996             $31,753.26

          December 1, 1996 through and
          including November 30, 1997             $32,705.86

     all at the place and in the manner in the Lease provided.

3) Except as herein specifically amended, all terms, provisions, covenants, and conditions of the Lease shall remain unchanged and in full force and effect, and the same are hereby ratified and confirmed.

TENANT                             LANDLORD

IOMEGA CORPORATION                 Damson/Birtcher Realty Income
                                   Fund-II, Limited Partnership

By:  /s/ C. David Correll               By:  Birtcher Investments
                                   Its: Authorized Agent
Its: Dir. of Corporate Facilities
                                   By:  /s/ Michael S. Buzar
Date:           May 27, 1994
                                   Its: Senior Vice President

                                   Date:   June 2, 1994